Exhibit 10.1

AMENDMENT NO. 8

This Amendment No. 8, dated as of August 26, 2013 (this “Amendment”), to that certain Credit Agreement, dated as of August 7, 2007 (as amended by Amendment No. 1, dated as of November 21, 2008, Amendment No. 2 and Consent, dated as of May 13, 2011, Amendment No. 3, dated as of March 9, 2012, Amendment No. 4, dated as of August 23, 2012, Amendment No. 5, dated as of October 4, 2012, Amendment No. 6, dated as of February 6, 2013 and Amendment No. 7, dated as of February 6, 2013, the “Credit Agreement”), among ALLISON TRANSMISSION HOLDINGS, INC., a Delaware corporation (“Holdings”), ALLISON TRANSMISSION, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), CITICORP NORTH AMERICA, INC., as Administrative Agent, and the other agents and arrangers parties thereto, is entered into by and among Holdings, the Borrower, the Agents and the New Term B-3 Lenders (as defined below). Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has hereby notified the Administrative Agent and each Term Lender that it intends to incur Specified Refinancing Debt pursuant to Section 2.26(b) of the Credit Agreement in order to refinance the entire outstanding principal amount of the Term B-3 Loans outstanding under the Credit Agreement immediately prior to Eighth Amendment Effective Date (as defined below) (the “Existing Term B-3 Loans”);

WHEREAS, pursuant to Section 2.26(c) of the Credit Agreement, the Borrower may incur Specified Refinancing Debt by, among other things, entering into this Amendment pursuant to the terms and conditions of the Credit Agreement with Term Lenders agreeing to provide such Specified Refinancing Debt (each such Term Lender agreeing to provide new Term B-3 Loans (as defined below) and any assignees thereof, are referred to herein as “Term B-3 Lenders);

WHEREAS, the Borrower has requested that (i) the Lenders party hereto (each, a “New Term B-3 Lender”) and (ii) the Lenders holding Existing Term B-3 Loans that have executed and delivered a consent to this Amendment substantially in the form of Exhibit A hereto (a “Lender Consent”) indicating the “Rollover Settlement Option” (each, a “Rollover Lender”) extend credit to the Borrower in the form of Term Loans in an aggregate principal amount of $1,139,265,937.57 (the “Term B-3 Loans”; all of the Term B-3 Loans shall constitute Specified Refinancing Debt referred to herein as the “Term B-3 Facility”), the proceeds of which shall repay in full the principal amount of the Existing Term B-3 Loans;

WHEREAS, each New Term B-3 Lender has indicated its willingness to lend such Term B-3 Loans up to the aggregate amount specified on its signature page to this Amendment on the terms and subject to the conditions herein, the proceeds of which will be used by the Borrower to repay the Existing Term B-3 Loans on the Eighth Amendment Effective Date;

WHEREAS, each Rollover Lender has agreed to make a Term B-3 Loan on the Eighth Amendment Effective Date, in an aggregate amount equal to such Rollover Lender’s Existing Term B-3 Loans (or such lesser amount as may be allocated to such Rollover Lender by the Administrative Agent), the proceeds of which shall be used to repay such Lender’s Existing Term B-3 Loans, and has authorized the Administrative Agent to execute this Amendment on its behalf;

WHEREAS, each Lender holding an Existing Term B-3 Loan that shall have executed and delivered a Lender Consent indicating the “Assignment Settlement Option” (each, an “Assignment

Lender”) has indicated its willingness to accept an Assignment and Assumption of Term B-3 Loans from Citibank, N.A., as a New Term B-3 Lender (the “Fronting Term B-3 Lender”), in an aggregate amount equal to such Assignment Lender’s Existing Term B-3 Loans (or such lesser amount as may be allocated to such Assignment Lender by the Administrative Agent), and has authorized the Administrative Agent to execute this Amendment on its behalf;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement in certain respects as set forth in Section 2 below; and

WHEREAS, the New Term B-3 Lenders, the Rollover Lenders and each Lender that shall have executed and delivered a Lender Consent indicating its “Consent Only” (which Lenders collectively constitute the Required Lenders) have agreed subject to the terms and conditions set forth herein to amend the Credit Agreement as set forth in Section 2 below and have authorized the Administrative Agent to execute this Amendment on its behalf.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.	TERM B-3 FACILITY.

1.1 Term B-3 Loans. Each Rollover Lender hereby agrees to make Term B-3 Loans up to the aggregate amount of the aggregate principal amount of such Lender’s Existing Term B-3 Loans on the Eighth Amendment Effective Date (as defined in Section 3 below). Each New Term B-3 Lender hereby agrees to make Term B-3 Loans up to the aggregate amount specified on such New Term B-3 Lender’s signature page to this Amendment on the Eighth Amendment Effective Date. Pursuant to Section 2.26 of the Credit Agreement, the Term B-3 Loans shall have the terms set forth in this Amendment and in the Credit Agreement (as amended by this Amendment).

1.2 Applicable Margin; LIBO Rate. The Term B-3 Loans may from time to time be LIBO Rate Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.13 of the Credit Agreement. In the case of Term B-3 Loans that are LIBO Rate Loans, (a) the Applicable Margin shall mean a percentage per annum equal to (i) if the Total Leverage Ratio is greater than 3.25:1.00, 2.75% and (ii) if the Total Leverage Ratio is less than or equal to 3.25:1.00, 2.50%, and (b) the LIBO Rate shall at no time be less than 1.00% per annum. In the case of Term B-3 Loans that are Base Rate Loans, (x) the Applicable Margin shall mean a percentage per annum equal to (i) if the Total Leverage Ratio is greater than 3.25:1.00, 1.75% and (ii) if the Total Leverage Ratio is less than or equal to 3.25:1.00, 1.50%, and (y) the Base Rate shall at no time be less than 2.00% per annum. Changes in the Applicable Margin with respect to the Term B-3 Loans resulting from changes in the Total Leverage Ratio shall become effective on the date on which financial statements are delivered to the Administrative Agent pursuant to Section 6.1 of the Credit Agreement and shall remain in effect until the next change to be effected pursuant to this Section 1.2; provided, that from the Eighth Amendment Effective Date until the next change in the Applicable Margin, the Applicable Margin with respect to the Term B-3 Loans shall be 2.75% with respect to LIBO Rate Loans and 1.75% with respect to Base Rate Loans. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1 of the Credit Agreement, then, at the option of (and upon the delivery of notice (telephonic or otherwise) by) the Administrative Agent or the Majority Term B-3 Facility Lenders (as defined below), until such financial statements are delivered, the Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this Section 1.2 be deemed to be greater than 3.25 to 1.00. In addition, at all times while an Event of Default set forth in Section 8(a) or 8(f) of the Credit Agreement shall have occurred and be continuing, the Total Leverage Ratio shall for the purposes of this Section 1.2 be deemed to be greater than 3.25 to 1.00.

1.3 Amortization and Maturity Date. The Term B-3 Loans of each Term B-3 Lender shall be payable in equal consecutive quarterly installments on the last Business Day of each of December, March, June and September, commencing on the last Business Day of September 2013, in an amount equal to one quarter of one percent (0.25%) of the aggregate amount of Term B-3 Loans made on the Eighth Amendment Effective Date (as adjusted to reflect any prepayments thereof (other than any Discounted Voluntary Prepayment)), with the remaining balance of Term B-3 Loans payable on the Term B-3 Maturity Date on the same terms of the Existing Term B-3 Loans.

1.4 Mandatory Prepayments. The Term B-3 Loans shall be subject to mandatory prepayments on the same terms as the Existing Term B-3 Loans as set forth in Section 2.12 of the Credit Agreement and any such prepayments shall be made ratably among the Term B-2 Loans and Term B-3 Loans (other than with respect to any Specified Refinancing Debt incurred to refinance any Tranche). Pursuant to Section 2.18(b) of the Credit Agreement, any such mandatory prepayment on account of the Term B-3 Loans pursuant to Section 2.12 shall be applied to the remaining installments of the Term B-3 Loans as directed by the Borrower.

1.5 Optional Prepayments. The Term B-3 Loans may be optionally prepaid on the same terms as the Existing Term B-3 Loans as set forth in Section 2.11 of the Credit Agreement; provided, that optional prepayment shall be applied ratably among the Term B-3 Loans and Term B-2 Loans; provided, however, that the Term B-2 Loans may be optionally prepaid without a ratable prepayment of the Term B-3 Loans. As set forth in Section 2.18(b) of the Credit Agreement, optional prepayments of any Term B-3 Loans shall be applied to the remaining installments of the Term B-3 Facility as specified by the Borrower.

1.6 Use of Proceeds. The proceeds of the Term B-3 Loans shall be applied toward the payment of (a) the aggregate outstanding principal amount of the Existing Term B-3 Loans and (b) fees, expenses and original issue discount payable in connection with the Term B-3 Loans.

1.7 Credit Agreement Governs. Effective as of the Eighth Amendment Effective Date, except as set forth in this Amendment, (a) the Term B-3 Loans shall have identical terms as the Existing Term B-3 Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Loan Documents, (b) the Term B-3 Loans shall be Specified Refinancing Debt and Specified Refinancing Term Loans under the Credit Agreement, (c) this Amendment (other than Section 2 hereof) shall be a Refinancing Amendment under the Credit Agreement, (d) each reference in the Credit Agreement to (i) “Facility” shall be deemed to include the Term B-3 Facility and (ii) “Majority Facility Lenders”, with respect to the Term B-3 Facility shall be deemed to include the Lenders of more than 50% of the aggregate unpaid principal amount of the Term B-3 Loans outstanding under such Facility, (e) the definitions of “Term B-3 Facility”, “Term B-3 Lenders”, “Term B-3 Loans” and “Term B-3 Loan Repricing Transaction” in the Credit Agreement are hereby amended and restated in their entirety to read as follows below and (f) the definition of “Eighth Amendment” as follows below shall hereby be inserted into Section 1.1 of the Credit Agreement in the correct alphabetical order:

“Majority Term B-3 Facility Lenders”: the Majority Facility Lenders in respect of the Term B-3 Facility.

“Term B-3 Facility”: as defined in the Eighth Amendment.

“Term B-3 Lenders”: as defined in the Eighth Amendment.

“Term B-3 Loan Repricing Transaction”: (a) any prepayment or repayment of Term B-3 Loans with the proceeds of, or any conversion of Term B-3 Loans into, any new or replacement tranche of term loans or Indebtedness incurred for the primary purpose of prepaying, repaying or replacing the Term B-3 Loans and bearing interest with an All-In Yield less than (i) if the Applicable Margin in effect with respect to Term B-3 Loans that are LIBO Rate Loans at the time of such prepayment or repayment of Term B-3 Loans is 2.75%, 3.75% and (ii) if the Applicable Margin in effect with respect to Term B-3 Loans that are LIBO Rate Loans at the time of such prepayment or repayment of Term B-3 Loans is 2.50%, 3.50% and (b) any amendment to the Term B-3 Loans the primary purpose of which is to reduce the All-In Yield applicable to such Term B-3 Loans; provided, that in no event shall any prepayment, repayment or replacement of Term B-3 Loans in connection with a Change of Control constitute a Term B-3 Loan Repricing Transaction.

“Term B-3 Loans”: as defined in the Eighth Amendment.

“Eighth Amendment”: Amendment No. 8 to the Credit Agreement, dated as of August 26, 2013, among Holdings, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Eighth Amendment Effective Date”: as defined in the Eighth Amendment.

1.8 Credit Agreement Refinancing Amendments. Effective as of the Eighth Amendment Effective Date, Section 2.28 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Section 2.28 Term B-3 Loan Repricing Transaction. Notwithstanding anything to the contrary in this Agreement, in the event that, on or prior to the six month anniversary of the Eighth Amendment Effective Date, the Borrower (a) makes any prepayment of Term B-3 Loans constituting a Term B-3 Loan Repricing Transaction or (b) effects any amendment of this Agreement constituting a Term B-3 Loan Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B-3 Lenders, (x) in the case of clause (a), a prepayment premium of 1.00% of the amount of the Term B-3 Loans being prepaid and (y) in the case of clause (b), a payment equal to 1.00% of the aggregate amount of the applicable Term B-3 Loans outstanding immediately prior to such amendment.”

SECTION 2.	AMENDMENTS TO THE CREDIT AGREEMENT

Effective as of the Eighth Amendment Effective Date (as defined in Section 3 below):

2.1 The Credit Agreement is hereby amended by inserting the following new definitions in Section 1.1 of the Credit Agreement in the correct alphabetical order:

“Permitted Holders”: each of (i) the Sponsors, (ii) only for so long as they collectively hold less than the Sponsors, members of management of Holdings or its direct or indirect parent companies on the Closing Date who are holders of Capital Stock of Holdings (or any of its direct or indirect parent companies) and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Sponsors, collectively, have beneficial ownership of more than 50% of the total voting power of the voting Capital Stock of Holdings or any of its direct or indirect parent companies.

“Rating Agencies”: (i) each of Moody’s and S&P; and (ii) if either of Moody’s or S&P ceases to provide a rating or fails to make a rating of the Term Loans publicly available, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) of the Securities Exchange Act of 1934, as amended, selected by such Rating’s Entity (as certified by a resolution of such entity’s board of directors) as a replacement agency for Moody’s or S&P, or both, as the case may be, that is reasonably acceptable to the Administrative Agent.

“Ratings Decline Period”: the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a transaction that, if consummated, would constitute a Change of Control and (b) the occurrence of such Change of Control and (ii) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Term Loans, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Ratings Event”: any of the following:

(i) a downgrade by one or more gradations (including gradations within ratings categories as well as between rating categories) or withdrawal of the ratings with respect to the Term Loans within the Ratings Decline Period by one or more Rating Agencies (unless the applicable Rating Agency shall have put forth a written statement to the effect that such downgrade is not attributable in whole or in part to the applicable Change of Control); or

(ii) the Term Loans do not have a rating of at least B1 from Moody’s and at least B+ from S&P (or the equivalent ratings in the case of any other Rating Agency), in each case, with a stable or positive outlook, at the time of the applicable Change of Control or at any time thereafter until the termination of the applicable Ratings Decline Period; or

(iii) the Term Loans do not have a rating from at least two Ratings Agencies at the time of the applicable Change of Control or at any time thereafter until the termination of the applicable Ratings Decline Period.

2.2 The last sentence of Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

After the Eighth Amendment Effective Date, the Borrower may elect to deliver financial statements of Holdings and its consolidated Subsidiaries in lieu of financial statements of the Borrower and its consolidated Subsidiaries in satisfaction of the requirements of Section 6.1(a) and 6.1(b) commencing on any period following the Eighth Amendment Effective Date and for each period thereafter; provided, that concurrently with the delivery of any such financial statements of Holdings and its consolidated Subsidiaries, the Borrower shall deliver a certificate of a Responsible Officer on behalf of the Borrower showing adjustments attributable solely to Holdings and its consolidated Subsidiaries (other than the Borrower and its consolidated Subsidiaries).

2.3 Section 8(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(j) (i) Holdings shall cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower; or (ii) the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor provision, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, would become the holder of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Capital Stock of Holdings (directly or through the acquisition of voting power of Capital Stock of any of Holdings’ direct or indirect parent companies); provided that such Change of Control under this clause (ii) shall not constitute a Default or Event of Default unless a Ratings Event has occurred within the Ratings Decline Period;

SECTION 3.	CONDITIONS PRECEDENT

This Amendment shall become effective as of the date (the “Eighth Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied or duly waived:

3.1 Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(a) this Amendment, duly executed by each of the Borrower, Holdings, the Administrative Agent, and each New Term B-3 Lender;

(b) Lender Consents duly executed by the Required Lenders, each Rollover Lender and each Assignment Lender;

(c) a solvency certificate signed by the chief financial officer on behalf of the Borrower, substantially in the form of Exhibit G of the Credit Agreement;

(d) a closing certificate of each Loan Party, substantially in the form of Exhibit B hereto, with appropriate insertions and attachments; and

(e) an executed legal opinion of Latham & Watkins LLP, counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent.

3.2 Fees and Expenses. All fees and reimbursable expenses that have been invoiced as of the Eighth Amendment Effective Date that are due and payable to any Person under any engagement letter entered into in connection with this Amendment shall have been paid in full in immediately available funds.

3.3 Representations and Warranties. Each of the representations and warranties contained in Section 4 below shall be true and correct.

3.4 Minimum Refinancing Condition. The aggregate principal amount of the Term B-3 Loans shall not be greater, or less, than the aggregate principal amount of the Existing Term B-3 Loans.

3.5 USA Patriot Act. The New Term B-3 Lenders, Rollover Lenders and Assignment Lenders shall have received from each of the Loan Parties documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act, to the extent such documentation or other information has been requested in writing at least five (5) Business Days prior to Eighth Amendment Effective Date.

SECTION 4.	REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower, on behalf of itself and each Loan Party, hereby represents and warrants to the Agents and each Lender, with respect to all Loan Parties, as follows:

4.1 Incorporation of Representations and Warranties from Loan Documents. After giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date;

4.2 Corporate Power and Authority. Each of Holdings and the Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment, this Amendment has been duly executed and delivered by each of Holdings and the Borrower, and this Amendment is the legal, valid and binding obligation of each of Holdings and the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and

4.3 Absence of Default. Neither Holdings, the Borrower nor any of its Restricted Subsidiaries is in violation of any Requirement of Law or Contractual Obligation that could reasonably be expected to have a Material Adverse Effect. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5.	LENDER CONSENTS AND WAIVERS

(a) Each Rollover Lender agrees that, upon the Eighth Amendment Effective Date, all (or such lesser amount as the Administrative Agent may allocate to such Lender) of its Existing Term B-3 Loans shall be converted to Term B-3 Loans under the Credit Agreement, and such Existing Term B-3 Loans shall be deemed repaid in full on the Eighth Amendment Effective Date, including for all accrued and unpaid interest, fees, expenses and other compensation owed to such Rollover Lender and due and payable by the Borrower pursuant to the Credit Agreement and this Amendment.

(b) The Existing Term B-3 Loans of each Lender (other the Loans converted to Term B-3 Loans pursuant to clause (a) above) shall be repaid in full on the Eighth Amendment Effective Date, including for all accrued and unpaid interest, fees, expenses and other compensation owed to such Lender and due and payable by the Borrower pursuant to the Credit Agreement and this Amendment. Each Assignment Lender agrees to purchase pursuant to an Assignment and Assumption in accordance with Section 10.06 of the Credit Agreement on or immediately after the Eighth Amendment Effective Date and assume from a Lender designated by the Administrative Agent Term B-3 Loans in an amount equal to the principal amount of such repayment (or such lesser amount as the Administrative Agent may allocate to such Lender).

(c) Notwithstanding anything herein to the contrary, the Rollover Lenders and Assignment Lenders waive the payment of any breakage loss or expense under Section 2.21 of the Credit Agreement in connection with the repayment of Existing Term B-3 Loans on the Eighth Amendment Effective Date.

SECTION 6.	COVENANT

Within 60 days after the Eighth Amendment Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Administrative Agent each of the following, in form and substance satisfactory to the Administrative Agent:

(a) a fully executed counterpart of an amendment for each Mortgage (each, a “Mortgage Amendment”; and together with the applicable Mortgage, an “Amended Mortgage”), duly executed by the applicable Loan Party, together with evidence that such counterpart has been delivered to the title insurance company insuring the Amended Mortgage for recording;

(b) a date down and modification endorsement in connection with the existing Lenders’ title insurance policy insuring the applicable Amended Mortgage, which endorsement shall insure that each applicable Amended Mortgage is a valid and enforceable Lien on the mortgaged real property, free of any other Liens except Liens permitted by Section 7.3 of the Credit Agreement;

(c) such affidavits and certificates as shall be required to induce the title company to issue the endorsement contemplated in clause (b) above and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes, if applicable, and related charges required for the issuance of such endorsement; and

(d) an opinion from local counsel in the state where each parcel of Real Property subject to a Mortgage is located, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 7.	MISCELLANEOUS

7.1 Reference to and Effect on the Loan Documents.

(a) As of the Eighth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any Issuing Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.

7.2 Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its costs and expenses in connection with this Amendment (and the other Loan Documents delivered in connection herewith) as provided in Section 10.5 of the Credit Agreement.

7.3 Reaffirmation. Each of Holdings and the Borrower hereby confirms that the guaranties, security interests and liens granted pursuant to the Loan Documents continue to guarantee and secure the

Obligations as set forth in the Loan Documents and that such guaranties, security interests and liens remain in full force and effect. Each of Holdings and the Borrower confirms and ratifies its obligations under each of the Loan Documents executed by it after giving effect to this Amendment.

7.4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

7.5 Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

7.6 Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

7.7 Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

7.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

ALLISON TRANSMISSION HOLDINGS, INC.

By:	/s/ David S. Graziosi
	Name:	David S. Graziosi
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

ALLISON TRANSMISSION, INC.

By:	/s/ David S. Graziosi
	Name:	David S. Graziosi
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 8]

CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent

By:	/s/ Tom Cole
Name: Tom Cole
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 8]

Name of Lender: CITIBANK, N.A.

Executing as New Term B-3 Lender:

by	/s/ Christopher Wood
Name: Christopher Wood
Title: Vice President

For any Institution requiring a second signature line:

by
Name:
Title:

Credit Agreement Reference	Aggregate Principal Amount

Term B-3 Loans	$212,400,697.81

[SIGNATURE PAGE TO AMENDMENT NO. 8]

Exhibit A

Lender Consent to Amendment No. 8

This Lender Consent (“Lender Consent”) to Amendment No. 8 (the “Amendment”) to that certain Credit Agreement, dated as of August 7, 2007 (as amended by Amendment No. 1, dated as of November 21, 2008, Amendment No. 2 and Consent, dated as of May 13, 2011, Amendment No. 3, dated as of March 9, 2012, Amendment No. 4, dated as of August 23, 2012, Amendment No. 5, dated as of October 4, 2012, Amendment No. 6, dated as of February 6, 2013 and Amendment No. 7, dated as of February 6, 2013, the “Credit Agreement”), among Allison Transmission Holdings, Inc., a Delaware corporation, Allison Transmission, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, Citicorp North America, Inc., as Administrative Agent, and the other agents and arrangers parties thereto. Capitalized terms used but not defined in this Lender Consent have the meanings assigned to such terms in the Credit Agreement (as amended by the Amendment).

The undersigned hereby irrevocably and unconditionally agrees to the following (check only ONE option):

Rollover Settlement Option

☐	to approve the Amendment and to deem prepaid 100% of the outstanding principal amount of the Existing Term B-3 Loans held by such Lender (or such lesser amount allocated to such Lender by the Administrative Agent) with proceeds of a new Term B-3 Loan in a like principal amount.

Assignment Settlement Option

☐	to approve the Amendment and to have 100% of the outstanding principal amount of the Existing Term B-3 Loans held by such Lender prepaid on the Eighth Amendment Effective Date and to purchase by assignment new Term B-3 Loans in a like principal amount (or such lesser amount allocated to such Lender by the Administrative Agent).

Consent Only

☐	solely to approve the amendments to the Credit Agreement contained in Section 2 of the Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Lender Consent to be executed and delivered by a duly authorized signatory as of the      of August, 2013.

(insert name of the legal entity)

by
Name:
Title:

For any Institution requiring a second signature line:

by
Name:
Title:

Name of Fund Manager (if applicable):

Exhibit B

FORM OF CLOSING CERTIFICATE

CLOSING CERTIFICATE

OF

ALLISON TRANSMISSION HOLDINGS, INC.

Pursuant to Section 3.1(d) of Amendment No. 8, dated as of August [    ], 2013 (the “Amendment”; unless otherwise defined herein, terms defined in the Amendment and used herein shall have the meanings given to them in the Amendment), to that certain Credit Agreement, dated as of August 7, 2007 (as amended, restated, supplemented or otherwise modified from time to time, including but not limited to, the Amendment, the “Credit Agreement”), among Allison Transmission Holdings, Inc. (“Holdings”), Allison Transmission, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders (the “Lenders”), Citicorp North America, Inc., as Administrative Agent, and the other agents and arrangers parties thereto, the undersigned Assistant Secretary of Allison Transmission Holdings, Inc. (the “Company”), hereby certifies on behalf of the Company as follows:

1.	Eric C. Scroggins is the duly elected and qualified Secretary of the Company and the signature set forth for such officer below is such officer’s true and genuine signature.

The undersigned Secretary of the Company hereby certifies as follows:

1.	Attached hereto as Annex 1 is a true and complete copy of a Certificate of Good Standing or the equivalent from the Company’s jurisdiction of organization dated as of a recent date prior to the date hereof.

2.	Attached hereto as Annex 2 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on [ ]. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

3.	Attached hereto as Annex 3 is a true and complete copy of the Bylaws of the Company as in effect on the date hereof.

4.	Attached hereto as Annex 4 is a true and complete certified copy of the Articles of Incorporation of the Company as in effect on the date hereof, and such Articles of Incorporation have not been amended, repealed, modified or restated.

5.	The persons listed on Schedule I hereto are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names on Schedule I hereto, and the signatures appearing opposite their respective names on Schedule I hereto are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party.

6.	Latham & Watkins LLP may rely on this certificate in rendering its opinion.

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

ALLISON TRANSMISSION HOLDINGS, INC.

Name:	Eric C. Scroggins	Name:	David S. Graziosi
Title:	Vice President, General Counsel and Secretary	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: August [ ], 2013

[AMENDMENT NO. 8 CLOSING CERTIFICATE]

Schedule I

to Closing Certificate

NAME	OFFICE	SIGNATURE

David S. Graziosi	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Eric C. Scroggins	Vice President, General Counsel and Secretary